Exhibit 99
Piper Sandler Companies Reports Third Quarter 2026 Results; Declares Quarterly Dividend of $0.20 Per Share;
Announces New Share Repurchase Authorization
MINNEAPOLIS—October 30, 2026—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the third quarter of 2026.
"We delivered solid results for the third quarter, supported by 18% year-over-year growth in advisory services revenues and increased client activity in fixed income," said Chad Abraham, chairman and chief executive officer. "As we build on our record year-to-date revenues, we remain focused on supporting our clients across dynamic markets, finishing the year strong and continuing to return capital to our shareholders."

	Third Quarter 2026 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q3	vs.	vs.	Q3	vs.	vs.
	2026	Q2-26	Q3-25	2026	Q2-26	Q3-25
Net revenues	$443	-11%	-8%	$456	-7%	—%
Pre-tax margin	15.0%	-5.3pp	-7.4pp	19.8%	-2.0pp	-1.4pp
Net income attributable to Piper Sandler Companies	$55	-18%	-8%	$62	-17%	-10%
Earnings per diluted common share	$0.78	-18%	-8%	$0.87	-16%	-9%
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Net revenues for the third quarter of 2026 were $443 million, and adjusted net revenues totaled $456 million.
◦Corporate investment banking generated record third quarter revenues of $307 million driven by strong results from our financial services, healthcare and energy, power & infrastructure groups.
◦Fixed income services activity was robust, generating revenues of $60 million, the best quarter since 2021.
•For the first nine months of 2026, both net revenues and adjusted net revenues were a record, totaling $1.4 billion, an increase of 15% and 14%, respectively, over last year driven by 21% growth in corporate investment banking revenues.
Strategic Updates
•In September 2026, we launched equities trading in Europe through Piper Sandler Europe, expanding our reach and bringing our leading U.S. equities franchise to European clients.
Talent
•Established a London-based debt advisory team within our energy, power & infrastructure investment banking group consisting of four professionals, including one managing director, focused on advising infrastructure companies.
•Continued to strengthen our private capital advisory group with the addition of a managing director focused on secondary capital advisory.
Capital
•Declared a quarterly cash dividend of $0.20 per share of the company's common stock on October 30, 2026 to be paid on December 11, 2026 to shareholders of record as of November 24, 2026.
•Authorized the repurchase of up to $200 million of the company's outstanding common stock, effective immediately, which will expire on December 31, 2028.
•Returned an aggregate of $268 million to shareholders during the first nine months of 2026 through dividends paid and repurchases of 1.8 million shares of the company's common stock at an average price of $77.80 per share.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	Change vs.		Sept. 30,	Sept. 30,
	2026	2026	2025	Q2-26	Q3-25	2026	2025	Change
Revenues
Investment banking:
Advisory services	$250,258	$274,211	$211,544	-9%	18%	$775,431	$633,185	22%
Corporate financing	56,629	37,805	79,301	50%	-29%	167,749	146,608	14%
Municipal financing	24,793	49,511	38,501	-50%	-36%	98,217	106,811	-8%
Total investment banking	331,680	361,527	329,346	-8%	1%	1,041,397	886,604	17%

Institutional brokerage:
Equity brokerage	54,498	62,907	53,750	-13%	1%	177,875	166,087	7%
Fixed income services	59,778	48,625	56,982	23%	5%	158,778	161,034	-1%
Total institutional brokerage	114,276	111,532	110,732	2%	3%	336,653	327,121	3%

Interest income	11,241	9,104	9,374	23%	20%	31,991	27,284	17%
Investment income/(loss)	(13,545)	14,091	30,642	N/M	N/M	5,010	(3,784)	N/M
Total revenues	443,652	496,254	480,094	-11%	-8%	1,415,051	1,237,225	14%
Interest expense	605	739	818	-18%	-26%	2,080	3,899	-47%
Net revenues	443,047	495,515	479,276	-11%	-8%	1,412,971	1,233,326	15%

Non-interest expenses
Compensation and benefits	286,637	308,709	288,901	-7%	-1%	891,403	795,574	12%
Non-compensation expenses	89,777	86,371	82,948	4%	8%	266,569	251,968	6%
Total non-interest expenses	376,414	395,080	371,849	-5%	1%	1,157,972	1,047,542	11%

Income before income tax expense	66,633	100,435	107,427	-34%	-38%	254,999	185,784	37%
Income tax expense	26,475	30,338	24,949	-13%	6%	76,432	34,783	120%
Net income	$40,158	$70,097	$82,478	-43%	-51%	$178,567	$151,001	18%

Net income attributable to Piper Sandler Companies	$55,415	$67,845	$60,266	-18%	-8%	$188,502	$167,363	13%

Earnings per diluted common share	$0.78	$0.95	$0.85	-18%	-8%	$2.65	$2.35	13%

Ratios and margin
Compensation ratio	64.7%	62.3%	60.3%			63.1%	64.5%
Non-compensation ratio	20.3%	17.4%	17.3%			18.9%	20.4%
Pre-tax margin	15.0%	20.3%	22.4%			18.0%	15.1%
Effective tax rate	39.7%	30.2%	23.2%			30.0%	18.7%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Change vs.		Sept. 30,	Sept. 30,
	2026	2026	2025	Q2-26	Q3-25	2026	2025	Change
Advisory services
Completed M&A and restructuring transactions	61	67	60	-9%	2%	197	151	30%
Completed capital advisory transactions (1)	20	16	22	25%	-9%	61	57	7%
Total completed advisory transactions	81	83	82	-2%	-1%	258	208	24%

Corporate financings
Total equity transactions priced	16	21	23	-24%	-30%	63	54	17%
Book run equity transactions priced	14	17	21	-18%	-33%	57	44	30%
Total debt and preferred transactions priced	9	7	15	29%	-40%	26	37	-30%
Book run debt and preferred transactions priced	—	2	8	-100%	-100%	9	24	-63%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$3.6	$5.1	$5.7	-29%	-37%	$11.9	$14.7	-19%
Total issues priced	104	145	133	-28%	-22%	347	404	-14%

Equity brokerage
Number of shares traded (in billions)	3.3	3.4	2.7	-3%	22%	9.9	8.5	16%
(1)Includes debt capital markets advisory transactions and equity and debt private placements.
NET REVENUES
For the third quarter of 2026, net revenues of $443.0 million decreased 11% compared to the second quarter of 2026 and 8% compared to the third quarter of 2025.
Investment banking revenues of $331.7 million for the third quarter of 2026 decreased 8% compared to the second quarter of 2026 and were essentially flat compared to the third quarter of 2025.
•Advisory services revenues of $250.3 million for the third quarter of 2026 decreased 9% compared to the second quarter of 2026 driven by a lower average fee, but increased 18% compared to the third quarter of 2025 resulting from a higher average fee. Performance was led by our financial services group and our energy, power & infrastructure team, which generated a record quarter, and included a solid contribution from our healthcare franchise.
•Corporate financing revenues of $56.6 million for the third quarter of 2026 increased 50% compared to the second quarter of 2026 as higher revenue per deal more than offset a decline in completed financings. Corporate financing revenues decreased 29% compared to the strong third quarter of 2025 driven primarily by fewer completed transactions. Our performance during the quarter was centered around capital raising activity for our healthcare and financial services clients.
•Municipal financing revenues of $24.8 million for the third quarter of 2026 decreased 50% compared to the second quarter of 2026 and 36% compared to the third quarter of 2025 as higher interest rates negatively impacted issuance activity.

Institutional brokerage revenues of $114.3 million for the third quarter of 2026 increased 2% compared to the second quarter of 2026 and 3% compared to the third quarter of 2025.
•Equity brokerage revenues of $54.5 million for the third quarter of 2026 decreased 13% compared to the strong second quarter of 2026 resulting from lower client activity, but revenues were flat compared to the third quarter of 2025.
•Fixed income services revenues of $59.8 million for the third quarter of 2026 increased 23% compared to the second quarter of 2026 and 5% compared to the third quarter of 2025 as the elevated interest rate environment drove increased client activity.
Investment income/(loss) for the third quarter of 2026 was a loss of $13.5 million compared to income of $14.1 million for the second quarter of 2026 and income of $30.6 million for the third quarter of 2025. For the current and prior periods, investment income/(loss) includes amounts attributable to noncontrolling interests primarily related to the alternative asset funds we manage.
NON-INTEREST EXPENSES
For the third quarter of 2026, non-interest expenses of $376.4 million decreased 5% compared to the second quarter of 2026 and were essentially flat compared to the third quarter of 2025.
•Compensation ratio of 64.7% for the third quarter of 2026 was higher compared to 62.3% for the second quarter of 2026 and 60.3% for the third quarter of 2025 resulting from lower net revenues, which was exacerbated by the investment loss attributable to noncontrolling interests.
•Non-compensation expenses of $89.8 million for the third quarter of 2026 increased 4% compared to the second quarter of 2026 and 8% compared to the third quarter of 2025. Non-compensation expenses were higher during the current quarter primarily due to incremental occupancy and equipment costs in connection with our New York City office move and increased outside services expenses resulting from higher legal fees as well as increased professional fees associated with technology consulting services.
PRE-TAX INCOME
For the third quarter of 2026, we recorded pre-tax income of $66.6 million compared to $100.4 million for the second quarter of 2026 and $107.4 million for the third quarter of 2025.
•Pre-tax margin of 15.0% for the third quarter of 2026 declined compared to 20.3% for the second quarter of 2026 and 22.4% for the third quarter of 2025 driven primarily by losses on our investments, including amounts attributable to noncontrolling interests in the alternative asset funds we manage. In addition, pre-tax margin for the current quarter was impacted by higher non-compensation expenses.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and the vesting of restricted stock awards. For the third quarter of 2026, the effective tax rate of 39.7% was elevated due to the net loss attributable to noncontrolling interests. The effective tax rate for the second quarter of 2026 was 30.2%. For the third quarter of 2025, the effective tax rate of 23.2% was impacted by the higher net income attributable to noncontrolling interests.
NET INCOME & EARNINGS PER SHARE
For the third quarter of 2026, we generated net income of $55.4 million, or $0.78 per diluted common share.
Results for the current quarter decreased compared to net income of $67.8 million, or $0.95 per diluted common share, for the second quarter of 2026 and net income of $60.3 million, or $0.85 per diluted common share, for the third quarter of 2025 resulting from lower net revenues, a decreased pre-tax margin and a higher effective tax rate.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	Change vs.		Sept. 30,	Sept. 30,
	2026	2026	2025	Q2-26	Q3-25	2026	2025	Change
Adjusted revenues
Investment banking:
Advisory services	$250,258	$274,211	$211,544	-9%	18%	$775,431	$633,185	22%
Corporate financing	56,629	37,805	79,301	50%	-29%	167,749	146,608	14%
Municipal financing	24,793	49,511	38,501	-50%	-36%	98,217	106,811	-8%
Total investment banking	331,680	361,527	329,346	-8%	1%	1,041,397	886,604	17%

Institutional brokerage:
Equity brokerage	54,498	62,907	53,750	-13%	1%	177,875	166,087	7%
Fixed income services	59,778	48,625	56,982	23%	5%	158,778	161,034	-1%
Total institutional brokerage	114,276	111,532	110,732	2%	3%	336,653	327,121	3%

Interest income	11,241	9,104	9,374	23%	20%	31,991	27,284	17%
Investment income/(loss)	(556)	9,712	6,680	N/M	N/M	8,755	6,902	27%
Adjusted total revenues	456,641	491,875	456,132	-7%	—%	1,418,796	1,247,911	14%
Interest expense	605	739	818	-18%	-26%	2,080	3,899	-47%
Adjusted net revenues	456,036	491,136	455,314	-7%	—%	1,416,716	1,244,012	14%

Adjusted operating expenses
Adjusted compensation and benefits	280,462	302,048	280,973	-7%	—%	871,749	771,882	13%
Adjusted non-compensation expenses	85,265	81,998	78,007	4%	9%	253,707	233,880	8%
Adjusted total operating expenses	365,727	384,046	358,980	-5%	2%	1,125,456	1,005,762	12%

Adjusted operating income	90,309	107,090	96,334	-16%	-6%	291,260	238,250	22%

Adjusted income tax expense	28,628	32,621	27,777	-12%	3%	83,176	43,457	91%

Adjusted net income	$61,681	$74,469	$68,557	-17%	-10%	$208,084	$194,793	7%

Adjusted earnings per diluted common share	$0.87	$1.04	$0.96	-16%	-9%	$2.91	$2.72	7%

Adjusted ratios and margin
Adjusted compensation ratio	61.5%	61.5%	61.7%			61.5%	62.0%
Adjusted non-compensation ratio	18.7%	16.7%	17.1%			17.9%	18.8%
Adjusted operating margin	19.8%	21.8%	21.2%			20.6%	19.2%
Adjusted effective tax rate	31.7%	30.5%	28.8%			28.6%	18.2%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the third quarter of 2026, adjusted net revenues of $456.0 million decreased 7% compared to the second quarter of 2026 driven by lower municipal financing, advisory services and equity brokerage revenues which were offset in part by increased corporate financing and fixed income services revenues. Adjusted net revenues were modestly higher compared to the third quarter of 2025, as increased advisory services revenues were offset by lower corporate and municipal financing activity.
ADJUSTED OPERATING EXPENSES
For the third quarter of 2026, adjusted operating expenses of $365.7 million decreased 5% compared to the second quarter of 2026 and increased 2% compared to the third quarter of 2025.
•Adjusted compensation ratio of 61.5% for the third quarter of 2026 was flat compared to the second quarter of 2026 and declined compared to 61.7% for the third quarter of 2025.
•Adjusted non-compensation expenses of $85.3 million for the third quarter of 2026 increased 4% compared to the second quarter of 2026 and 9% compared to the third quarter of 2025. Adjusted non-compensation expenses were higher during the current quarter primarily due to incremental occupancy and equipment costs in connection with our New York City office move and increased outside services expenses resulting from higher legal fees as well as increased professional fees associated with technology consulting services.
ADJUSTED OPERATING INCOME
For the third quarter of 2026, adjusted operating income of $90.3 million decreased 16% compared to the second quarter of 2026 and 6% compared to the third quarter of 2025.
•Adjusted operating margin of 19.8% for the third quarter of 2026 decreased compared to 21.8% for the second quarter of 2026 resulting primarily from lower adjusted net revenues. Adjusted operating margin decreased compared to 21.2% for the third quarter of 2025 primarily due to increased adjusted non-compensation expenses.
ADJUSTED EFFECTIVE TAX RATE
For the third quarter of 2026, our adjusted effective tax rate was 31.7%, compared to 30.5% for the second quarter of 2026 and 28.8% for the third quarter of 2025.
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the third quarter of 2026, we generated adjusted net income of $61.7 million, or $0.87 of adjusted earnings per diluted common share.
Results for the current quarter decreased compared to adjusted net income of $74.5 million, or $1.04 of adjusted earnings per diluted common share, for the second quarter of 2026 resulting primarily from lower adjusted net revenues, higher adjusted non-compensation expenses and a higher adjusted effective tax rate. Results for the current quarter decreased compared to adjusted net income of $68.6 million, or $0.96 of adjusted earnings per diluted common share, for the third quarter of 2025 resulting primarily from higher adjusted non-compensation expenses and a higher adjusted effective tax rate.

Capital
DIVIDENDS
On October 30, 2026, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.20 per share. This dividend will be paid on December 11, 2026, to shareholders of record as of the close of business on November 24, 2026.
During the third quarter of 2026, we paid a quarterly cash dividend of $0.20 per share of common stock, for an aggregate of $13.6 million.
During the first nine months of 2026, we paid quarterly cash dividends of $0.575 per share of common stock and a special cash dividend of $1.25 per share of common stock, which was paid in the first quarter of 2026. Total dividends paid year-to-date, including accrued forfeitable dividends paid on restricted stock awards that vested, were $128.2 million.
SHARE REPURCHASES
On October 30, 2026, our Board of Directors authorized the repurchase of up to $200 million of the company's outstanding common stock. This authorization is effective immediately and will expire on December 31, 2028. The share repurchase program will be used as part of our capital allocation strategy, which includes returning capital to our shareholders, and to offset the dilutive effect of employee equity-based compensation. Our existing share repurchase authorization has $20.3 million remaining and will expire on December 31, 2026.
During the third quarter of 2026, we repurchased 0.5 million shares of the company's common stock, at an average price of $74.53 per share, pursuant to our existing share repurchase authorization. We also repurchased 23 thousand shares of the company's common stock, at an average price of $75.91 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. The aggregate amount of 0.5 million shares, or $39.4 million of the company's common stock, were repurchased at an average price of $74.59 per share.
During the first nine months of 2026, we repurchased 1.3 million shares of the company's common stock, at an average price of $76.94 per share, pursuant to our existing share repurchase authorization. We also repurchased 0.5 million shares of the company's common stock, at an average price of $80.10 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. The aggregate amount of 1.8 million shares, or $140.3 million of the company's common stock, were repurchased at an average price of $77.80 per share.
Additional Information

	Sept. 30,	June 30,	Sept. 30,
	2026	2026	2025
Human Capital
Full-time employees	1,895	1,915	1,836
Corporate investment banking managing directors	191	193	183

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,382.6	$1,372.7	$1,282.8

Shares outstanding:
Common shares outstanding	67.1	67.5	66.9
Restricted shares outstanding	3.5	3.5	4.2
Total shares outstanding	70.6	71.0	71.1

Management Conference Call
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Kate Clune, chief financial officer, will host a conference call to discuss the financial results on Friday, October 30, 2026, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants can access the call by dialing 800 330-6710 (in the U.S.) or +1 312 471-1353 (outside the U.S.) and passcode number 7198633. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; in the EU through Piper Sandler Europe SAS, an investment firm authorized by the Autorité de contrôle prudentiel et de résolution and regulated by the Autorité des marchés financiers, and Aviditi Capital Advisors Europe GmbH, a tied agent of AHP Capital Management GmbH, authorized and regulated by BaFin; and in the Abu Dhabi Global Market through Piper Sandler MENA Ltd., authorized and regulated by the ADGM Financial Services Regulatory Authority. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2026. Since 1895. Piper Sandler Companies. 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401.
For more information, please contact Kate Clune, chief financial officer, at 212 466-7799 or investorrelations@psc.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods, e.g., the outlook for corporate advisory (e.g., M&A, debt capital markets advisory, private capital advisory), corporate financing, public finance, equity brokerage, and fixed income brokerage; current deal pipelines (or backlogs); growth plans for our businesses, including corporate investment banking and fixed income; the financial performance of recently completed transactions; our recruiting pipeline; anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, non-compensation ratio, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, and earnings per share); our strategic priorities; the payment of our quarterly and special cash dividends; our share repurchase programs; and economic, geopolitical, and market conditions generally.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the impact of trade policy, including tariffs, on market, geopolitical and economic conditions is difficult to predict, and may result in a decline in macroeconomic conditions or the financial markets that negatively impacts our business;
•continued business and investor uncertainty around future trade policy or geopolitical conditions may adversely affect our business, revenue levels, and profitability;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets;
•our ability to effect the repurchase program depends in part upon our results of operations and profitability and may be impacted by negative operating conditions, and an inability to access capital readily or on terms favorable to us could impair our ability to effect the repurchase program; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2025, and updated in our subsequent reports filed with the SEC (available at our Website at www.pipersandler.com and at the SEC Website at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Nine Months Ended
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2026	2026	2025	2026	2025
Revenues
Investment banking	$331,680	$361,527	$329,346	$1,041,397	$886,604
Institutional brokerage	114,276	111,532	110,732	336,653	327,121
Interest income	11,241	9,104	9,374	31,991	27,284
Investment income/(loss)	(13,545)	14,091	30,642	5,010	(3,784)
Total revenues	443,652	496,254	480,094	1,415,051	1,237,225
Interest expense	605	739	818	2,080	3,899
Net revenues	443,047	495,515	479,276	1,412,971	1,233,326

Non-interest expenses
Compensation and benefits	286,637	308,709	288,901	891,403	795,574
Occupancy and equipment	22,426	19,612	19,448	60,103	55,117
Outside services	17,445	16,776	14,626	47,938	51,017
Communications	15,564	15,885	14,852	46,359	45,237
Marketing and business development	14,855	15,883	12,385	45,889	41,127
Trade execution and clearance	6,179	5,414	4,775	16,630	14,650
Restructuring and integration costs	—	—	1,044	—	6,042
Intangible asset amortization	2,057	2,058	2,147	6,172	6,370
Other operating expenses	11,251	10,743	13,671	43,478	32,408
Total non-interest expenses	376,414	395,080	371,849	1,157,972	1,047,542

Income before income tax expense	66,633	100,435	107,427	254,999	185,784
Income tax expense	26,475	30,338	24,949	76,432	34,783
Net income	40,158	70,097	82,478	178,567	151,001
Net income/(loss) attributable to noncontrolling interests	(15,257)	2,252	22,212	(9,935)	(16,362)
Net income attributable to Piper Sandler Companies	$55,415	$67,845	$60,266	$188,502	$167,363

Earnings per common share
Basic	$0.82	$1.00	$0.90	$2.79	$2.52
Diluted	$0.78	$0.95	$0.85	$2.65	$2.35

Dividends declared per common share	$0.20	$0.20	$0.18	$1.83	$1.25

Weighted average common shares outstanding
Basic	67,257	67,698	66,862	67,596	66,401
Diluted	70,667	71,241	71,232	71,045	71,100

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2026	2026	2025	2026	2025
Adjusted revenues
Investment banking	$331,680	$361,527	$329,346	$1,041,397	$886,604
Institutional brokerage	114,276	111,532	110,732	336,653	327,121
Interest income	11,241	9,104	9,374	31,991	27,284
Investment income/(loss)	(556)	9,712	6,680	8,755	6,902
Adjusted total revenues	456,641	491,875	456,132	1,418,796	1,247,911
Interest expense	605	739	818	2,080	3,899
Adjusted net revenues (2)	456,036	491,136	455,314	1,416,716	1,244,012

Adjusted operating expenses
Adjusted compensation and benefits (3)	280,462	302,048	280,973	871,749	771,882
Adjusted non-compensation expenses (4)	85,265	81,998	78,007	253,707	233,880
Adjusted total operating expenses (5)	365,727	384,046	358,980	1,125,456	1,005,762

Adjusted operating income (6)	90,309	107,090	96,334	291,260	238,250
Adjusted income tax expense (7)	28,628	32,621	27,777	83,176	43,457
Adjusted net income (8)	$61,681	$74,469	$68,557	$208,084	$194,793

Adjusted earnings per diluted common share (9)	$0.87	$1.04	$0.96	$2.91	$2.72

Adjusted weighted average diluted common shares outstanding (10)	70,991	71,594	71,723	71,405	71,727

Adjusted ratios and margin
Adjusted compensation ratio (11)	61.5%	61.5%	61.7%	61.5%	62.0%
Adjusted non-compensation ratio (12)	18.7%	16.7%	17.1%	17.9%	18.8%
Adjusted operating margin (13)	19.8%	21.8%	21.2%	20.6%	19.2%
Adjusted effective tax rate (14)	31.7%	30.5%	28.8%	28.6%	18.2%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2026	2026	2025	2026	2025
Net revenues:
Net revenues – U.S. GAAP basis	$443,047	$495,515	$479,276	$1,412,971	$1,233,326
Adjustment:
Investment (income)/loss related to noncontrolling interests (15)	12,989	(4,379)	(23,962)	3,745	10,686
Adjusted net revenues	$456,036	$491,136	$455,314	$1,416,716	$1,244,012

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$286,637	$308,709	$288,901	$891,403	$795,574
Adjustment:
Compensation from acquisition-related agreements	(6,175)	(6,661)	(7,928)	(19,654)	(23,692)
Adjusted compensation and benefits	$280,462	$302,048	$280,973	$871,749	$771,882

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$89,777	$86,371	$82,948	$266,569	$251,968
Adjustments:
Non-compensation expenses related to noncontrolling interests (15)	(2,268)	(2,127)	(1,750)	(6,190)	(5,676)
Restructuring and integration costs	—	—	(1,044)	—	(6,042)
Amortization of intangible assets related to acquisitions	(2,057)	(2,058)	(2,147)	(6,172)	(6,370)
Non-compensation expenses from acquisition-related agreements	(187)	(188)	—	(500)	—
Adjusted non-compensation expenses	$85,265	$81,998	$78,007	$253,707	$233,880

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$66,633	$100,435	$107,427	$254,999	$185,784
Adjustments:
Investment (income)/loss related to noncontrolling interests (15)	12,989	(4,379)	(23,962)	3,745	10,686
Non-compensation expenses related to noncontrolling interests (15)	2,268	2,127	1,750	6,190	5,676
Compensation from acquisition-related agreements	6,175	6,661	7,928	19,654	23,692
Restructuring and integration costs	—	—	1,044	—	6,042
Amortization of intangible assets related to acquisitions	2,057	2,058	2,147	6,172	6,370
Non-compensation expenses from acquisition-related agreements	187	188	—	500	—
Adjusted operating income	$90,309	$107,090	$96,334	$291,260	$238,250

Income tax expense:
Income tax expense – U.S. GAAP basis	$26,475	$30,338	$24,949	$76,432	$34,783
Tax effect of adjustments:
Compensation from acquisition-related agreements	1,558	1,688	2,000	4,976	5,552
Restructuring and integration costs	—	—	266	—	1,454
Amortization of intangible assets related to acquisitions	545	545	562	1,635	1,668
Non-compensation expenses from acquisition-related agreements	50	50	—	133	—
Adjusted income tax expense	$28,628	$32,621	$27,777	$83,176	$43,457
Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2026	2026	2025	2026	2025
Net income attributable to Piper Sandler Companies:
Net income attributable to Piper Sandler Companies – U.S. GAAP basis	$55,415	$67,845	$60,266	$188,502	$167,363
Adjustments:
Compensation from acquisition-related agreements	4,617	4,973	5,928	14,678	18,140
Restructuring and integration costs	—	—	778	—	4,588
Amortization of intangible assets related to acquisitions	1,512	1,513	1,585	4,537	4,702
Non-compensation expenses from acquisition-related agreements	137	138	—	367	—
Adjusted net income	$61,681	$74,469	$68,557	$208,084	$194,793

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$0.78	$0.95	$0.85	$2.65	$2.35
Adjustment for inclusion of unvested acquisition-related stock	—	—	(0.01)	(0.01)	(0.03)
	$0.78	$0.95	$0.84	$2.64	$2.32
Adjustments:
Compensation from acquisition-related agreements	0.07	0.07	0.09	0.21	0.27
Restructuring and integration costs	—	—	0.01	—	0.07
Amortization of intangible assets related to acquisitions	0.02	0.02	0.02	0.06	0.06
Non-compensation expenses from acquisition-related agreements	—	—	—	—	—
Adjusted earnings per diluted common share	$0.87	$1.04	$0.96	$2.91	$2.72

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	70,667	71,241	71,232	71,045	71,100
Adjustment:
Unvested acquisition-related restricted stock with service conditions	324	353	491	360	627
Adjusted weighted average diluted common shares outstanding	70,991	71,594	71,723	71,405	71,727
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes investment (income)/loss related to noncontrolling interests (see (15) below).
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (15) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from acquisition-related agreements.
(5)A non-GAAP measure which is computed as the summation of adjusted compensation and benefits and adjusted non-compensation expenses (see (3) and (4) above).
(6)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (15) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions and (d) amortization of intangible assets related to acquisitions.
(7)A non-GAAP measure which includes the income tax effect of the adjustments for (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions and (c) amortization of intangible assets related to acquisitions.
(8)A non-GAAP measure which represents net income attributable to Piper Sandler Companies adjusted for (a) the exclusion of compensation and non-compensation expenses from acquisition-related agreements, (b) the exclusion of restructuring and integration costs related to acquisitions and/or headcount reductions, (c) the exclusion of amortization of intangible assets related to acquisitions and (d) the income tax impact allocated to the adjustments.
(9)A non-GAAP measure which is computed based on a quotient of which the numerator is adjusted net income and the denominator is adjusted weighted average diluted common shares outstanding.
(10)A non-GAAP measure which assumes the vesting of acquisition-related restricted stock with service conditions.
(11)A non-GAAP measure which represents adjusted compensation and benefits expenses as a percentage of adjusted net revenues.
(12)A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenues.
(13)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(14)A non-GAAP measure which represents adjusted income tax expense as a percentage of adjusted operating income.
(15)Noncontrolling interests include investment income/(loss) and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.